Exhibit 2.11

EXECUTION COPY

FIFTH SUPPLEMENTAL INDENTURE

Dated as of

November 28, 2014

Between

ALIBABA GROUP HOLDING LIMITED

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

3.600% SENIOR NOTES DUE 2024

FIFTH SUPPLEMENTAL INDENTURE dated as of November 28, 2014 between Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of November 28, 2014 (the “Base Indenture”) to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of US$2,250,000,000 aggregate principal amount of 3.600% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture pursuant to Section 13.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01                             Scope. The changes, modifications and supplements to the Base Indenture effected by this Fifth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.02                             Definitions.

(a)                                 Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.

(b)                                 As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Notes” has the meaning provided in Section 2.01(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 2.02, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Exchange Securities” has the meaning set forth in the Registration Rights Agreement.

“Fifth Supplemental Indenture” means this instrument.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” has the meaning provided in Section 2.01(c).

“Make-Whole Amount” means an amount determined by the Paying Agent on the fifth Business Day before the Redemption Date pursuant to Section 2.02 that is equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the date of Stated Maturity for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such date of Stated Maturity for payment of principal on such Notes (exclusive of interest and Special Interest, if any, accrued to the Redemption Date), in each case discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Notes” has the meaning provided in the recitals hereof.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date pursuant to Section 2.02, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such Redemption Date.

“Registration Rights Agreement” has the meaning provided in Section 2.03.

“Treasury Yield” means, with respect to any Redemption Date pursuant to Section 2.02, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such Redemption Date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 1.03                             Rules of Construction. For all purposes of this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(b)                                 References to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Fifth Supplemental Indenture, unless the context otherwise requires.

(c)                                  The words “including” and words of similar import when used in this Indenture shall mean “including, without limitation”.

(d)                                 References to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations; and

(e)                                  “or” is not exclusive.

ARTICLE II

THE NOTES

Section 2.01                             Terms of the Notes. The Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the Notes:

(a)                                 The Notes shall constitute a separate series of Securities under the Base Indenture having the title “3.600% Senior Notes due 2024.”

(b)                                 The Notes shall be issued at a price of 99.817% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

(c)                                  The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be US$2,250,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional Notes”) having the same terms and conditions as the Initial Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture, provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial Notes. All references to the “Notes” shall include the Initial Notes and any Additional Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional Notes shall be unlimited.

(d)                                 The entire outstanding principal of the Notes shall be payable on November 28, 2024.

(e)                                  The rate at which the Notes shall bear interest shall be 3.600% per year.  The date from which interest shall accrue on the Notes shall be November 28, 2014, or the most recent Interest

Payment Date to which interest has been paid or provided for.  The Interest Payment Dates for the Notes shall be May 28 and November 28 of each year, beginning May 28, 2015.  Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the May 13 and November 13 prior to each Interest Payment Date.  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f)                                   The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be DTC. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g)                                  The Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the Notes, as provided in Section 2.02.

(h)                                 The Notes will not have the benefit of any sinking fund.

(i)                                     Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j)                                    The Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law).

Section 2.02                             Optional Redemption.

(a)                                 The provisions of Article IV of the Base Indenture, as amended by the provisions of this Fifth Supplemental Indenture, shall apply to the Notes.

(b)                                 The Company may, at any time prior to August 28, 2024 upon giving not less than 30 days nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable), redeem the Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of such Notes to be redeemed and (y) the Make Whole Amount, plus, in each case, accrued and unpaid interest and Special Interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the principal amount of a Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

(c)                                  The Company may, from or after August 28, 2024 upon giving not less than 30 days nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable), redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest and Special Interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(d)                                 If the Redemption Date pursuant to this Section 2.02 is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, to the Redemption Date pursuant to this Section 2.02 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)                                  The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled.

Section 2.03                             Registration Rights Agreement  In addition to the rights set forth under the Indenture and this Fifth Supplemental Indenture, Holders of the Notes will have all the rights set forth in the Registration Rights Agreement, dated as of November 28, 2014, among the Company, Morgan Stanley & Co. International plc, Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch and J.P. Morgan Securities LLC (the “Registration Rights Agreement”), including the right to receive certain Special Interest upon the occurrence of certain events as set forth in the Registration Rights Agreement.

Section 2.04                             Registered Exchange Offer  Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Indenture, the Trustee will authenticate:

(a)                                 (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not affiliates (as defined in Rule 405 of the Securities Act) of the Company (B) they are not a broker-dealer tendering Notes acquired directly from the Company for its own account, (C) they have acquired the Exchange Securities in the ordinary course of such Person’s business and (D) they have no arrangements or understandings with any other Person participating in the Exchange Offer for the purposes of distributing the Exchange Securities and (E) they are not prohibited by any law or policy from participating in the Exchange Offer; and (ii) Unrestricted Certificated Securities in an aggregate principal amount equal to the principal amount of the Restricted Certificated Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not affiliates (as defined in Rule 405 of the Securities Act) of the Company (B) they are not a broker-dealer tendering Notes acquired directly from the Company for its own account, (C) they have acquired the Exchange Securities in the ordinary course of such Person’s business and (D) they have no arrangements or understandings with any other Person participating in the Exchange Offer for the purposes of distributing the Exchange Securities and (E) they are not prohibited by any law or policy from participating in the Exchange Offer.

(b)                                 Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Certificated Securities so accepted Unrestricted Certificated Securities in the appropriate principal amount.

(c)                                  All Exchange Securities issued and authenticated in accordance with the above shall be part of the same series as any Outstanding Notes and shall vote and consent, together with any Outstanding Notes as one class, on all matters that require their vote or consent under the Indenture or this Fifth Supplemental Indenture, except in the case of any matter that affects only the Outstanding Notes or only the Exchange Securities.

Section 2.05                             Supplemental Indentures.  Clause (x) of Section 13.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07 and Section 5.06 of the Base Indenture or as described in Section 2.02 of the Fifth Supplemental Indenture, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01                             Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Fifth Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02                             Severability. If any provision in this Fifth Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this Fifth Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03                             Conflicts with Base Indenture. In the event that any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with the express provisions of the Base Indenture, such provision of the Fifth Supplemental Indenture shall prevail.

Section 3.04                             Benefits of Indenture. Nothing in this Fifth Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Fifth Supplemental Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05                             Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06                             Governing Law; Waiver of Trial by Jury. This Fifth Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIFTH SUPPLEMENTAL INDENTURE OR THE NOTES.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.

ALIBABA GROUP HOLDING LIMITED, as Issuer

By:	/s/ Maggie Wei Wu
Name: Maggie Wei Wu
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Eva Tam
Name: Eva Tam
Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[if a Global Security]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[if a Definitive Security]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[if a Security that is offered and sold pursuant to Rule 144A under the Securities Act]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) BY AN INITIAL INVESTOR (AS DEFINED BELOW) (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (RESALES DESCRIBED IN SUBCLAUSES (1) THROUGH (4) OF THIS CLAUSE (A)(I), ‘‘SAFE HARBOR RESALES’’), OR (B) BY A SUBSEQUENT INVESTOR, IN A SAFE HARBOR RESALE OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT, AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN IN A SAFE

HARBOR RESALE, THE COMPANY OR THE TRUSTEE MAY REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM EVIDENCING COMPLIANCE WITH SUCH EXEMPTION), OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES. FOR ALL PURPOSES OF THIS SECURITY, THE TERM ‘‘INITIAL INVESTOR’’ MEANS ANY PERSON WHO, IN CONNECTION WITH THE INITIAL DISTRIBUTION OF THIS SECURITY, ACQUIRES SUCH SECURITY FROM THE ISSUER OR THE INITIAL PURCHASERS (AS SUCH TERM IS DEFINED IN THE INDENTURE) PARTICIPATING IN SUCH DISTRIBUTION OR ANY AFFILIATE OF ANY OF THE FOREGOING.

[If a Security offered and sold pursuant to Regulation S under the Securities Act]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE CLOSING, AS DEFINED IN THE PURCHASE AGREEMENT DATED NOVEMBER 20, 2014 (THE ‘‘DISTRIBUTION COMPLIANCE TERMINATION DATE’’), EXCEPT, (A) PURSUANT TO OFFERS AND SALES IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT OR (B) WITHIN THE UNITED STATES TO A PERSON THAT THE TRANSFEROR, AND ANY PERSON ACTING ON ITS BEHALF, REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION; PROVIDED, HOWEVER, THAT IN CONNECTION WITH ANY TRANSFER UNDER (B) ABOVE, THE REGISTRAR SHALL HAVE RECEIVED A WRITTEN CERTIFICATION (IN THE FORM(S) PROVIDED IN THE INDENTURE) (1) FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE (X) IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS OVER WHICH ACCOUNT IT EXERCISES SOLE INVESTMENT DISCRETION) AND (Y) AGREES TO COMPLY WITH THE RESTRICTIONS ON TRANSFER SET FORTH UNDER ‘‘TRANSFER RESTRICTIONS’’ IN THE OFFERING MEMORANDUM DATED NOVEMBER 20, 2014 AND (2) FROM THE TRANSFEROR TO THE EFFECT THAT THE TRANSFER WAS MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THIS LEGEND MAY BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE TERMINATION

DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES.

UNTIL AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

FORM OF 3.600% SENIOR NOTES DUE 2024

Alibaba Group Holding Limited.

3.600% Senior Notes Due 2024

PRINCIPAL AMOUNT: US$
CUSIP:
ISIN:
No.:

Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of            U.S. DOLLARS (US$          ) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on November 28, 2024, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate:  3.600% per annum.

Interest Payment Dates:  May 28 and November 28 of each year, commencing on May 28, 2015.

Record Dates:  May 13 and November 13.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Alibaba Group Holding Limited has caused this Note to be duly executed.

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

ALIBABA GROUP HOLDING LIMITED

3.600% Senior Notes Due 2024

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “3.600% Senior Notes due 2024” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 28, 2014 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Fifth Supplemental Indenture, dated as of November 28, 2014 (the “Fifth Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Fifth Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 3.600% per annum and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement. The date from which interest shall accrue on the Notes shall be November 28, 2014, or the most recent Interest Payment Date to which interest has been paid or provided for.  The Company will pay interest and Special Interest, if any, semi-annually in arrears on May 28 and November 28 of each year, beginning May 28, 2015. In any case in which an Interest Payment Date, Redemption Date, Maturity or other payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day.  Any payment made on such Business Day will have the same force and effect as if made on the date on which the payment is due, and no interest shall accrue for the intervening period.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company shall pay interest and Special Interest, if any, on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if such Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest and Special Interest, if any, on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Paying Agent, by wire transfer to an account designated by the Holder.

3. Paying Agent, Authenticating Agent and Registrar. Initially, The Bank of New York Mellon will act as Paying Agent, Authenticating Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “3.600% Senior Notes due 2024,” initially limited to US$2,250,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Fifth Supplemental Indenture and the Registration Rights Agreement. Requests may be made to: Alibaba Group Holding Limited, c/o Alibaba Group Services Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Attn: Timothy A. Steinert, Esq.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and are the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase upon a Triggering Event Offer, except for the unredeemed and unpurchased portion of any Note being redeemed or repurchased in part.

7. Registration Rights. In addition to the rights set forth under the Indenture and the Fifth Supplemental Indenture, Holders of this Security will have all the rights set forth in the Registration Rights Agreement, dated as of November 28, 2014, among the Company, Morgan Stanley & Co. International plc, Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch and J.P. Morgan Securities LLC (the “Registration Rights Agreement”), including the right to receive Special Interest pursuant to the Registration Rights Agreement.

8. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

9. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Holders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Holders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

10. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13. Governing Law. The Base Indenture, the Fifth Supplemental Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

14. CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                       Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, check the box below:

☐  Section 5.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$              . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)

*              Insert in Global Notes.